THIS NOTE HAS NOT BEEN REGISTERED FOR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS.  THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR OTHER APPLICABLE SECURITIES LAWS OR, IN THE ABSENCE THEREOF, AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT, OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. THIS NOTE IS SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH HEREIN.

PROMISSORY NOTE

Note No. 11Date: September 21, 2018

Principal Amount: $100,000.00New York, NY

FOR VALUE RECEIVED, RSE Collection, LLC, a Delaware limited liability company (the “Company”), or its permitted assignees, hereby promise(s) to pay to the order of Christopher Bruno, with an address at ___________________________ (“Lender”), or its permitted assignees, in lawful money of the United States of America and in immediately available funds, the principal amount of One-Hundred-Thousand & 00/100 dollars ($100,000.00) (the “Principal Amount”), together with interest thereon and fees, charges, costs and expenses all as set forth below in this note (this “Note”).

1.Background; Use of Funds; Definitions.  The proceeds of this Note shall be used for the purpose of (a) acquiring the 2002 Acura NSX-T (the “Series Asset”) and (b) any associated acquisition expenses. As used in this Note, the following terms shall have the following meanings:

a.“Business Day” means every day other than a Saturday, Sunday, or day on which the banks in the State of New York are required or authorized to close in New York City.  “Non-Business Day” means every day that is not a Business Day.

b.“Person” shall mean any natural person or individual, firm, company, general partnership, limited partnership, limited liability partnership, joint venture association, corporation, Limited Liability Company, trust, business trust, estate, other legal entity.

c.“Lien” shall mean the right of first claim against the Series Asset that will be provided to Lender should there be an Event of Default (as defined below) by the Company or should the offering associated with the Series Asset be terminated prior to the Offering Funding Date (as defined below). Upon repayment of the Note, the Lender’s right to implement the Lien shall become null and void.

d.“Offering Funding Date” shall mean the date on which the offering for the Series Asset is fully funded through an offering conducted by the Company.

2.Repayment of Principal and Interest.  Except as otherwise provided in Section 11, the Company will repay the outstanding principal amount and interest of this Note within 14 Business Days of the Offering Funding Date (the “Maturity Date”).  Interest will accrue on the unpaid principal amount of this Note through the Maturity Date at the rate of 2.51% per annum (as of September 2018) (or such higher rate equal to the related short-term Applicable Federal Rate (as defined in the Internal Revenue Code)).  Simple Interest shall be calculated on the basis of a 365-day year. At the option of the Lender, funds available for repayment of the loan may be held in a Company account, interest free, after the Maturity Date. Such fund shall not be used or otherwise pledged until such time as the Company and Lender have entered into another note.

3.Prepayment.  Except as otherwise provided in Section 8, the Company may prepay all or any part of the principal of and accrued interest on this Note at any time or from time to time without premium, or penalty of any kind whatsoever.  In the event that the Company prepays less than the entire outstanding principal amount of the Note, the Company shall deliver to the holder hereof upon such prepayment a replacement Note representing the remaining outstanding principal thereof.

4.Events of Default.  The occurrence of any one or more of the following events shall be deemed an “Event of Default”:

a.The failure to pay any amounts when due hereunder.

b.The Company shall:

i.Admit in writing its inability to pay its debts generally as they become due;

ii.Make an assignment for the benefit of its creditors; or

iii.Consent to the appointment of a receiver of itself or of the whole or any substantial part of its property.

c.The Company shall file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States or any state or district or territory thereof.

d.A court of competent jurisdiction shall enter an order, judgment or decree appointing, without the consent of Company, a receiver for Company or of the whole or any substantial part of its property, or approving a petition filed against the Company seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or district or territory thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within thirty (30) days from the date of the entry thereof.

e.Under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the Company or of the whole or any substantial part of their property, and such custody or control shall not be terminated or stayed within thirty (30) days from the date of assumption of such custody or control.

f.A final judgment or order for the payment of money, or any final order granting equitable relief, shall be entered against the Company and such judgment or order has or will have a materially adverse effect on the financial condition of the Company.

5.GOVERNING LAW.  THE LAWS OF THE STATE OF NEW YORK, EXCLUDING THEIR CONFLICTS OF LAWS PROVISIONS, SHALL GOVERN THIS NOTE IN ALL RESPECTS, INCLUDING CONSTRUCTION, VALIDITY, TERMS, PERFORMANCE, AND WAIVER.

6.Successors and Assigns.  All of the covenants, stipulations, promises, and agreements in this Note contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.  The Company may not assign this Note without the prior written consent of Lender. This Note may be transferred or assigned by Lender, in whole or in part, to any Person without the prior written consent of the Company.

7.Headings; Construction.  The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.  Words used herein of any gender shall be construed to include any other gender where appropriate, and words used herein that are either singular or plural shall be construed to include the other where appropriate.

8.Payments.  In any case where a payment of principal or interest hereon is due on a Non-Business Day, the Company shall be entitled to delay such payment until the next succeeding Business Day, but interest shall continue to accrue until the payment is, in fact, made.  Each payment or prepayment hereon must be paid at the address of Lender set forth below (or as otherwise notified to the Company in accordance with Section 9) in lawful money as therein specified and may be made at the Company’s election by the Company’s check, by wire transfer, or by bank or cashier’s check.

9.Notices.  Any notices required or permitted to be given under this Note by the Company to Lender or by Lender to the Company, as the case may be, shall be given in writing and shall be deemed received (a) when personally delivered to Lender at the address set forth below or to the Company at the address set forth below or (b) if sent by mail, on the third Business Day following the date when deposited in the United States mail, certified or registered mail, postage prepaid, to Lender at the address set forth below.

10.Waiver and Amendments.  Except as expressly provided in this Note, the Company does hereby waive presentment and demand for payment, protest, notice of protest and nonpayment, and notice of the intention to accelerate, and agrees that its liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Note.  No provision of this Note may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by the Company and Majority Lender.

11.Maximum Interest Rate.  It is the intention of Lender hereof to conform strictly to applicable usury laws now or hereafter in force, and therefore all agreements between the Company and Lender are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance hereof, or otherwise, shall the amount paid or agreed to be paid to Lender hereof, for the use, forbearance, or detention of the money to be advanced hereunder exceed the highest lawful rate permitted under the laws of the State of New York.

[Signature Page to Follow]

SIGNATURE PAGE TO PROMISSORY NOTE

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

COMPANY:

RSE COLLECTION, LLC

By: /S/ MAX NIEDERSTE-OSTHOLT

Name: MAX NIEDERSTE-OSTHOLT

Title: Chief Financial Officer

41 W 25th Street

New York, NY 10010

THE FOREGOING NOTE IS HEREBY

AGREED TO AND ACCEPTED BY THE UNDERSIGNED:

CHRISTOPHER BRUNO

Print Name of Lender

/s/ CHRISTOPHER BRUNO

Signature of Lender

Lender Address:

____________________

__________________